Exhibit 10.20

Name:	[•]
Number of Restricted Share Units subject to Award:	[•]
Date of Grant:	[•]
Vesting Commencement Date	[•]

NIQ GLOBAL INTELLIGENCE PLC

2025 EQUITY INCENTIVE PLAN

RESTRICTED SHARE UNIT AWARD AGREEMENT

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted share units granted by NIQ Global Intelligence plc (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the NIQ Global Intelligence plc 2025 Equity Incentive Plan (as amended from time to time, the “Plan”).

1. Grant of Restricted Share Unit Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted share units (the “Restricted Share Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one ordinary share (a “Share”) with respect to each Restricted Share Unit forming part of the Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)

“Active Service” means active Service to the Company or any of its subsidiaries in any employment or independent contractor capacity. For avoidance of doubt, any period in which a Participant is on approved paid time off, medical, or parental leave shall constitute Active Service for purposes hereof (save where the laws governing the employment of the Participant determines otherwise), provided that the Participant is expected to return to active Service after the conclusion of such approved leave. The Administrator may determine in its sole discretion whether any other approved leave shall constitute Active Service hereunder.

(b)	“Change in Control” means the first to occur of any of the following events:

(i)

an event in which any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “1934 Act”) (other than (A) the Company, (B) any subsidiary of the Company, (C) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, and (D) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the 1934 Act), together with all affiliates and associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)

the consummation of the merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no “person” “beneficially owns” (with the determination of such “beneficial ownership” on the same basis as set forth in clause (i) of this definition) securities of the Company or the surviving entity of such merger or consolidation representing more than 50% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation;

(iii)

if during any period of twelve months, individuals who, at the beginning of such period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member subsequent to the Date of Adoption was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

(iv)	the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

3. Vesting; Cessation of Active Service.

(a)

Vesting. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Share Units will vest as follows, subject to the Participant’s remaining in continuous Active Service from the Date of Grant through such vesting date.

(b)

Cessation of Service. Except as may otherwise be provided in Section 3(a) above, automatically and immediately upon the cessation of the Participant’s Service (i) the unvested portion of the Award will terminate and be forfeited for no consideration, and (ii) the vested portion of the Award, if any, will terminate and be forfeited for no consideration if the Participant’s Service is terminated for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Service to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith).

4. Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any portion of the Award (but in no event later than thirty (30) days following the date on which such Restricted Share Units vest), effect delivery of the Shares with respect to such vested Restricted Share Units to the Participant (or, in the event of the Participant’s death, to the person to whom the Award has passed by will or the laws of descent and distribution). No Shares will be delivered pursuant to the Award unless and until all legal requirements applicable to the delivery of such Shares have been complied with to the satisfaction of the Administrator.

5. Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, the Award, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award, including the right to any Shares acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Share Units. Nothing in the preceding sentence may be construed as limiting the general application of Section 10 of this Agreement.

6. Dividends; Other Rights. The Award may not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Participant. The Participant is not entitled to vote any Shares by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Participant hereunder. The Participant will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under the Award.

7. Nontransferability. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8. Taxes.1

(a)

The Participant expressly acknowledges that the vesting and/or settlement of the Restricted Share Units acquired hereunder may give rise to emoluments, ‘wages’ or a benefit in kind which would be subject to withholding taxes in respect of income taxes, social security contributions and / or other payroll taxes. Without limitation to Section (6) of the Equity Plan, if determined by the Company at relevant time for tax purposes, the number of Shares necessary to satisfy the minimum statutory withholding tax obligations at such time may be automatically released by the Participant from the Shares otherwise deliverable to the Participant hereunder on such date to a broker or other third-party intermediary acceptable to the Company (the “Broker”) and sold in order to satisfy such withholding tax obligations (“Sell to Cover”). The Participant hereby authorizes the Company to instruct the Broker to sell such Shares. The Participant will be responsible for all third-party administration processing fees in connection with such Sell to Cover. In addition, the Participant may be subject to and taxed in respect of short-term capital gains or losses that reflect the difference in the fair market value of the Shares determined for purposes of calculating tax withholdings and the sales price actually achieved. The Participant shall be responsible for the compliance with any tax obligations which may arise in connection with the Sell to Cover.

(b)

Notwithstanding anything in this Agreement to the contrary, the Participant acknowledges and agrees that the Sell to Cover provision may not cover the Participant’s full tax liability as it relates to the vesting and settlement of the Award and that the Participant shall remain fully responsible for his or her tax liability in respect of the vesting and/or settlement of the Award in all cases.

(c)	The Participant further acknowledges and agrees as follows:

(i)

The instruction to the Broker to sell in connection with the Sell to Cover provision is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and is to be interpreted to comply with the requirements of Rule 10b5-1(c)(1) under the Exchange Act, including the applicable cooling-off period(s) described therein.

(ii)

The Participant is not aware of any material, nonpublic information with respect to the Company or any securities of the Company as of the date of this Agreement. The Participant entered into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act.

(iii)

The Sell to Cover contemplated by this Agreement is adopted to (A) be effective as of the Date of Grant and (B) permit the Participant to sell a number of Shares issued upon the vesting or settlement of the Award sufficient to pay the statutory minimum amount of withholding taxes that become due as a result of the vesting or settlement of the Award and which the Company is required by the applicable laws to withhold or deduct.

[1]

Note to Draft: For awards to non-employee directors or other non-employee advisors/consultants, Sections 8(a)-(d) should be deleted and replaced with the following: “(a) The Participant is responsible for satisfying and paying all taxes arising from or due in connection with the Award, or the delivery of Shares pursuant to the Award. The Company will have no liability or obligation related to the foregoing.”

(iv)	The Broker is under no obligation to arrange for any sale in connection with the Sell to Cover provision at any particular price.

(v)

The Participant hereby authorizes the Broker to remit directly to the Company the proceeds necessary to cover the Participant’s tax liability as it relates to the vesting and settlement of the Award as provided in Section 8(a) above, and to retain the amount required to cover all applicable fees and commissions due to, or required to be collected by, the Broker relating to the Sell to Cover.

(vi)

The Participant hereby appoints the Company as his or her agent and attorney-in-fact to instruct the Broker with respect to the number of Shares to be sold under the Sell to Cover contemplated by this Agreement.

(vii)

The Participant hereby waives any claims he or she may have against the Company and its directors, officers or employees now or in the future related to Company’s instructions to the Broker or any actions taken by the Broker in effecting sales or otherwise and shall indemnify and hold the Company and its directors, officers, employees and agents harmless from any losses, costs, damages, or expenses relating to any sale under the Sell to Cover contemplated by this Agreement.

(viii)

It may not be possible to sell Shares due to, among other reasons, (A) a legal or contractual restriction applicable to the Participant or to the Broker, (B) a market disruption, (C) rules governing order execution priority on the Nasdaq Global Market or (D) if the Company determines that sales may not be effected hereunder.

(d)

No Shares will be delivered pursuant to the Award unless and until the Participant has remitted to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) an amount sufficient to satisfy all taxes required to be withheld in connection with such vesting or settlement, whether through the Sell to Cover (to the extent available) or otherwise. The Participant authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings or payments from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 8.

(e)

The Award is intended to comply with or be exempt from Section 409A of the Code and shall be construed and administered in accordance with that intent. Notwithstanding the foregoing, in no event will the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.

9. Effect on Service. Neither the grant of the Award, nor the delivery of Shares upon the vesting of all or any portion of the Award, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Service at any time.

10. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any portion of the Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

11. Restrictive Covenants. The Participant acknowledges and agrees that, as a condition to the receipt and continued holding of the Restricted Share Units granted to the Participant under the Award, the Participant shall execute and be bound by the Restrictive Covenant Agreement attached hereto as Exhibit A. The provisions of Exhibit A shall survive any termination, expiration, forfeiture, transfer or other disposition of the Restricted Share Units.

12. Acknowledgements. The Participant acknowledges and agrees that:

(a)

The grant of the Restricted Share Units is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of such awards or any other benefits in the future.

(b)

The Plan is a voluntary program of the Company and future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any award, the amount of any award, vesting provisions and purchase price, if any.

(c)

The value of the Restricted Share Units is an extraordinary item of compensation outside of the scope of the Participant’s employment. As such, the Restricted Share Units are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments.

(d)

The Participant authorizes the Company to use and disclose to any agent administering the Plan or providing recordkeeping services with respect to the Plan such information and data as the Company shall request in order to facilitate the grant of the Restricted Share Units, the administration of the Restricted Share Units and the administration of the Plan, and the Participant waives any data privacy rights he or she may have with respect to such information or the sharing of such information.

(e)

(i) This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

NIQ GLOBAL INTELLIGENCE PLC

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature Page to Restricted Share Unit Award Agreement

EXHIBIT A

Restrictive Covenant Agreement